Exhibit 4.1

Final Version

Dated January 18, 2022

€750,000,000 1.375% Guaranteed Notes due 2032

Indenture

among

Digital Intrepid Holding B.V.

as Issuer

Digital Realty Trust, L.P.

as the Company and a Guarantor

Digital Realty Trust, Inc.

as the General Partner and a Guarantor

Deutsche Trustee Company Limited

as the Trustee

Deutsche Bank AG, London Branch

as Paying Agent and a Transfer Agent

and

Deutsche Bank Luxembourg S.A.

as Registrar and a Transfer Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

i

EXHIBITS

Exhibit A1	FORM OF PERMANENT GLOBAL NOTE
Exhibit A2	FORM OF TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF CERTIFICATE RE NON-U.S. STATUS
Exhibit G	FORM OF DEPOSITARY’S CERTIFICATE
Exhibit H	NEW SAFEKEEPING STRUCTURE DUTIES

INDENTURE dated as of January 18, 2022 among Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (the “Issuer”), Digital Realty Trust, L.P., a Maryland limited partnership (a “Guarantor” or the “Company”), Digital Realty Trust, Inc., a Maryland corporation (a “Guarantor” or, in its capacity as general partner of the Company, the “General Partner”), Deutsche Trustee Company Limited, as trustee (the “Trustee”), Deutsche Bank AG, London Branch, as paying agent and transfer agent (the “Paying Agent”), and Deutsche Bank Luxembourg S.A., as registrar and transfer agent (the “Registrar”).

The Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the €750,000,000 1.375% Guaranteed Notes due 2032 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.04, 2.11 and 4.10 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, transfer agent, Paying Agent or additional paying agent and authenticating agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the General Partner or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day other than Saturday or Sunday on which commercial banks and foreign exchange markets are open for business in New York and London.

“Calculation Agent” means an independent financial institution appointed by the Issuer, which may include the Paying Agent, any of the managers named in the Listing Particulars or their respective affiliates who agree to serve in such capacity.

“Capitalization Rate” means 7.25%.

“Clearstream” means Clearstream Banking, S.A.

“Common Safekeeper” means Clearstream.

“Company” means Digital Realty Trust, L.P., a Maryland limited partnership, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Consolidated EBITDA” means, for any period of time, without duplication, consolidated net income (loss) of the Company and its Consolidated Subsidiaries plus amounts which have been deducted and minus amounts which have been added for, without duplication, (a) Interest Expense, (b) depreciation and amortization and other non-cash items deducted or added in arriving at net income (loss), (c) provision for taxes based on income or profits, (d) non-recurring or other unusual items, as determined by the Company in good faith (including, without limitation, all prepayment penalties and all costs or fees Incurred in connection with any equity financing, debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (e) extraordinary items, (f) non-controlling interests, (g) the income, expense, gain or loss attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, and (h) gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges; provided, however, that in no event will Consolidated EBITDA include (x) net income (loss) (whether pursuant to the equity method of accounting or otherwise) on account of any of the Company’s or its Consolidated Subsidiaries’ unconsolidated subsidiaries and other partially owned entities or (y) net income (loss) generated from the Company’s or its Consolidated Subsidiaries’ real property under construction or Redevelopment Properties; provided, further, that all amounts for such period shall be reasonably determined by the Company in accordance with GAAP to the extent GAAP is applicable. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (i) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period; and (ii) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Consolidated Subsidiaries prepared in accordance with GAAP.

“Consolidated Subsidiary” means each Subsidiary of the Company that is consolidated in the Consolidated Financial Statements of the Company.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“Default” means any event that is, or after notice or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means any of Euroclear, Clearstream and their respective nominees and successors.

“euro” or “€” means the currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

“Euroclear” means Euroclear Bank SA/NV.

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that if, as of a particular date as of which compliance with the covenants contained in this Indenture is being determined, there have been changes in accounting principles generally accepted in the United States of America from those that applied to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019, the Company may, in its sole discretion, determine compliance with the covenants contained in this Indenture using accounting principles generally accepted in the United States of America as in effect as of the end of any calendar quarter selected by the Company, in its sole discretion, that is on or after December 31, 2019 and prior to the date as of which compliance with the covenants in this Indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP.

“General Partner” means Digital Realty Trust, Inc., a Maryland corporation, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Global Exchange Market” means the exchange regulated market of the Irish Stock Exchange.

“Global Note Legend” means the legend set forth in Section 2.06(f)(i) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Permanent Global Note and the Temporary Global Note deposited with or on behalf of and registered in the name of the Common Safekeeper or its nominee, substantially in the form of Exhibit A1 or Exhibit A2 hereto, respectively, and that bears the Permanent Global Note Legend or the Temporary Global Note Legend, as applicable, and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with this Indenture.

“Guarantees” means, collectively, the full and unconditional guarantee provided by each Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof and “Guarantee” shall have a corresponding meaning.

“Guarantors” means the General Partner and the Company and each of their successors and assigns.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and “Incurrence” and “Incurred” have meanings correlative to the foregoing. Indebtedness or other obligation of the Company or any Subsidiary of the Company will be deemed to be Incurred by the Company or such Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness or other obligation of a Subsidiary of the Company existing prior to the time it became a Subsidiary of the Company will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary of the Company; and Indebtedness or other obligation of a Person existing prior to a merger or consolidation of such Person with the Company or any Subsidiary of the Company in which such Person is the successor to the Company or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than the Company, the General Partner or any Consolidated Subsidiary or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not the Company, the General Partner or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.

“Indebtedness” of a Person means, without duplication, any indebtedness of such Person, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by such Person; (b) indebtedness for borrowed money of a Person other than such Person which is secured by any lien on property owned by such Person, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by such Person as lessee which is reflected on such Person’s balance sheet as a financing lease in accordance with GAAP; provided, however, that in the case of this clause (d), Indebtedness excludes operating lease liabilities on a Person’s balance sheet in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included and without duplication, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person of the type described in clauses (a)-(d) of this definition. Notwithstanding the foregoing, with respect to the Company, the General Partner or any Subsidiary, the term “Indebtedness” shall not include Permitted Non-Recourse Guarantees of the General Partner, the Company or any Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, the General Partner, the Company or any Subsidiary.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first €750,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercompany Indebtedness” means Indebtedness to which the only parties are any of the Company, the General Partner and any Consolidated Subsidiary; provided, however, that with respect to any such Indebtedness of which the Issuer, the Company or the General Partner is the borrower, such Indebtedness is subordinate in right of payment to the Notes.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Expense” means, for any period of time, consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of the Company and the Consolidated Subsidiaries, including, without limitation or duplication, or, to the extent not so included, with the addition of (a) the portion of any rental obligation in respect of any financing lease obligation allocable to interest expense in accordance with GAAP and (b) the amortization of Indebtedness discounts, but excluding prepayment penalties, in all cases as reflected in the applicable Consolidated Financial Statements. “Interest Expense” will be calculated on a pro forma basis (x) for any Indebtedness Incurred by the Company and its Consolidated Subsidiaries since the first day of the applicable period and the application of proceeds therefrom and (y) for the repayment or retirement of any Indebtedness by the Company and its Consolidated Subsidiaries since the first day of the applicable period.

“Interest Period” means each period beginning on (and including) the issue date or any interest payment date and ending on (but excluding) the next interest payment date.

“Irish Stock Exchange” means the Irish Stock Exchange plc trading as Euronext Dublin.

“Listing Particulars” means the Issuer’s and the Guarantors’ listing particulars dated January 4, 2022 relating to the Notes, which are unconditionally guaranteed by the Guarantors.

“Make-Whole Premium” means, with respect to any Note redeemed before the 90th day prior to the Maturity Date, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each euro of principal of the Note being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such euro of principal if such redemption had been made on the 90th day prior to the Maturity Date, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on the 90th day prior to the Maturity Date; over (b) the principal amount of such Note. For the avoidance of doubt, calculation of the Make-Whole Premium shall not be a duty or obligation of the Trustee or any Paying Agent.

“Maturity Date” means July 18, 2032.

“Non-Recourse Indebtedness” means Indebtedness of a Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided, further, that, if any such Indebtedness is partially recourse to the Company or any Subsidiary of the Company (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Indebtedness that does meet the criteria set forth above shall constitute “Non-Recourse Indebtedness.”

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means any person holding any of the following positions with the Issuer (if any) or General Partner (as the case may be): the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the General Counsel, the Secretary and any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by any two Officers.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably acceptable to the Trustee.

“outstanding”, when used with reference to Notes and subject to the provisions of Section 8.04 hereof, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantors) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07; and

(d) Notes paid or redeemed pursuant to Article 3.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and deposited with or on behalf of and registered in the name of the Common Safekeeper or its nominee, issued in a denomination equal to the outstanding principal amount of the Temporary Global Note upon expiration of the Restricted Period.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by the Company or any Subsidiary of the Company in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of the Company (or entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Company or any of the Company’s other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“premium” means any premium payable under the terms of the Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 or 3.02 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 or 3.02, respectively, hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Redevelopment Property” means a property, or a distinct portion thereof, owned by the Company or a Consolidated Subsidiary (a) where the commenced leased square footage is less than 60% of the sum of net rentable square feet and redevelopment space, with reasonable adjustments to leased square footage determined in good faith by the Company, including adjustments for available power, required support space and common area and (b) that the Company reasonably characterizes as held in whole or in part for redevelopment. Notwithstanding the foregoing, any property will no longer be considered to be a “Redevelopment Property” at the point at which such property’s Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders or filed with the SEC, as the case may be, in accordance with this Indenture, prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate exceeds its book value as determined in accordance with GAAP. For the avoidance of doubt, an individual parcel of property can be the site of one or more properties described in the immediately preceding sentence or Redevelopment Properties as determined in good faith by the Company.

“Reference Bund” means the Federal Government Bond of Bundesrepublik Deutschland due August 15, 2031 with ISIN DE0001102564.

“Reference Dealer” means each of the four banks selected by a Calculation Agent which are primary European government security dealers, and their respective successors, or market makers in pricing corporate bond issues.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Reinvestment Rate” means 0.25%, plus the average of the four quotations given by the Reference Dealers of the mid-market annual yield to maturity of the Reference Bund at 11:00 a.m. (Central European time (“CET”)) on the fourth Business Day preceding such redemption date and if the Reference Bund is no longer outstanding, a Similar Security will be chosen by the Calculation Agent at 11:00 a.m. (CET) on the third Business Day in London preceding such redemption date, quoted in writing by the Calculation Agent to the Issuer.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the trust and securities services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means, as of any date, that portion of Total Outstanding Debt as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” has the meaning specified in Section 6.01.

“Similar Security” means a reference bond or reference bonds issued in respect of the Notes, by the German federal government, in each case, having an actual or interpolated maturity comparable with the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Stated Maturity,” with respect to any Note or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto, bearing the Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Common Safekeeper or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Temporary Global Notes issued under this Indenture.

“Total Assets” as of any date means the sum, without duplication, of (a) Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report of the Company most recently furnished to Holders or filed with the SEC, as the case may be and in accordance with Section 4.06 hereof, prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, (b) the undepreciated cost basis of the Company and the Consolidated Subsidiaries’ real property under construction and Redevelopment Property as of the end of the quarterly period used for purposes of clause (a) above, in each case as determined by the Company in good faith, and (c) for all assets of the Company and the Consolidated Subsidiaries other than the assets referred to in (a) and (b) above, the undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable, intangible assets and right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the annual or quarterly report most recently furnished to holders or filed with the SEC, as the case may be, in accordance with this Indenture, prior to such time). For the avoidance of doubt, (x) the assets in clause (c) of the immediately preceding sentence will include all cash and cash equivalents and the fair market value of all investments in equity securities with readily determinable fair value (but excluding all cash and cash equivalents applied to defease or discharge any indebtedness), and (y) an individual parcel of property can be the site of one or more properties, and separate portions of the same parcel of property can (i) contribute to Consolidated EBITDA in clause (a) of the immediately preceding sentence, (ii) be a Redevelopment Property or (iii) be real property under construction or land, in each case, as determined in good faith by the Company.

“Total Outstanding Debt” means, as of any date, the sum, without duplication, of (a) the aggregate principal amount of all outstanding Indebtedness of the Company as of that date, excluding Intercompany Indebtedness, and (b) the aggregate principal amount of all outstanding Indebtedness of the Consolidated Subsidiaries, all as of that date, excluding Intercompany Indebtedness.

“Total Unencumbered Assets” means, as of any time, the sum of (a) Unencumbered Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report of the Company most recently furnished to Holders or filed with the SEC, as the case may be and in accordance with Section 4.06 hereof, prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, and (b) to the extent not subject to any Secured Debt, the value of the assets described in clauses (b) and (c) of the definition of Total Assets; provided, however, that all investments by the Company and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included (it being understood that investments in equity securities with readily determinable fair value shall not be covered by this proviso; provided, however, that such investments in equity securities with readily determinable fair value are not securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable).

“Trustee” means Deutsche Trustee Company Limited and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Unencumbered Consolidated EBITDA” means, for any quarter, Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report of the Company most recently furnished to Holders or filed with the SEC, as the case may be and in accordance with Section 4.06 hereof, prior to the time of determination less any portion thereof attributable to any properties or assets subject to any Secured Debt, as determined in good faith by the Company.

“Unsecured Debt” means that portion of Total Outstanding Debt that is not Secured Debt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

Section 1.02 Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.01
“Benefited Party”	15.01
“Covenant Defeasance”	12.03
“Guarantee Obligations”	15.01
“Legal Defeasance”	12.02
“Paying Agent”	2.05
“Register”	2.05
“Registrar” “Relevant Taxing Jurisdiction”	2.05 3.02

Section 1.03 [Reserved]

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) “will” shall be interpreted to express a command;

(vi) provisions apply to successive events and transactions;

(vii) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(viii) all references to the principal, premium, interest or any other amount payable pursuant to this Indenture shall be deemed also to refer to any additional amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and an express reference to the payment of additional amounts in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express reference is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation Amount and Issue of Notes.

The Notes shall be designated as €750,000,000 1.375% Guaranteed Notes due 2032. Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer (an “Authentication Order”), such order signed by two Officers without any further action by the Issuer hereunder.

The Registrar shall deliver the authenticated Notes to the relevant nominee of the Common Safekeeper for Clearstream. The Common Safekeeper shall effectuate the Notes in accordance with the Issuer’s effectuation authorization instructions.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance, the aggregate principal amount of Notes outstanding shall not exceed €750,000,000, except as provided in Sections 2.07 and 2.08. The Issuer may, without notice to or consent of the Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of this Indenture.

Section 2.02 Form of Notes.

(a) Temporary Global Notes. Notes offered and sold will be issued initially in the form of the Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with, and registered in the name of, Clearstream Nominees Limited for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee or the authenticating agent as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(i) a written certificate from Euroclear and Clearstream, substantially in the form of Exhibit G, certifying that they have received certification of non-U.S. beneficial ownership in the form of Exhibit F of 100% of the aggregate principal amount of the Temporary Global Note; and

(ii) an Officers’ Certificate from the Issuer stating that the Restricted Period has been terminated.

Following the termination of the Restricted Period, beneficial interests in the Temporary Global Note shall be exchanged for beneficial interests in a Permanent Global Note pursuant to the Applicable Procedures, including the procedures set forth in Section 2.02(b). Upon the completion of such full exchange, simultaneously with the authentication of the Permanent Global Note, the Trustee shall cancel the Temporary Global Note.

(b) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Temporary Global Note and the Permanent Global Note that are held by Participants through Euroclear or Clearstream.

(c) Permanent Global Notes and Global Notes Generally. Permanent Global Notes will be substantially in the form of Exhibit A1 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be printed in accordance with applicable legal requirements and the requirements of the Irish Stock Exchange (from time to time) and will be substantially in the form of Exhibit A1 hereto (including the Definitive Note Legend thereon but without the Permanent Global Note Legend thereon except to the extent included in the Definitive Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Common Safekeeper, at the direction of the Trustee in accordance with instructions given by the Holder as required by Section 2.06 hereof. The terms and provisions contained in the form of Note attached as Exhibit A1 hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Common Safekeeper or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Section 2.03 Date and Denomination of Notes; Payments of Interest.

(a) The Notes shall be issuable in registered form without coupons in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A1 hereto. The amount of interest payable in respect of each Note for any Interest Period shall be calculated by applying the interest rate to the principal amount of such Note and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Where interest is to be calculated in respect of a period which is equal to or shorter than an Interest Period, the day-count fraction applied to calculate the amount of interest payable in respect of each Note shall follow actual/actual (ICMA) basis and shall be the number of days in the relevant period from (and including) the date from which interest begins to accrue to (but excluding) the date on which it falls due, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last).

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Register at 5.00 p.m., London time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes, which shall initially be an office or agency of the Trustee. The Issuer shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than €3.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Common Safekeeper or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date shall mean the Business Day immediately preceding the applicable interest payment date.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5.00 p.m., London time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent by electronic transmission or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5.00 p.m., London time, on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(b).

(ii) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution of Notes.

Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer. The Trustee will, upon receipt of an Authentication Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Sections 2.07 and 2.08 hereof.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Notes attached as Exhibit A1 hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Registrar, Paying Agents and Transfer Agents.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents and transfer agents. The term “Registrar” includes any co-registrar and transfer agent, the term “Paying Agent” includes any additional paying agent and transfer agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder, subject to the provisions of Section 4.02 hereof. The Issuer, the Guarantors or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints Deutsche Bank Luxembourg S.A. of 2 Boulevard Konrad Adenauer, L-1115 Luxembourg to act as the Registrar and a transfer agent and Deutsche Bank AG, London Branch to act as the Paying Agent and a transfer agent with respect to the Global Notes.

The Agents shall only be obliged to perform duties set out in this Indenture and the terms and conditions of the Notes and shall have no implied duties. The obligations of the Agents appointed herein are several and not joint. No funds held by any Agent other than the Issuer, a Guarantor or a Subsidiary pursuant to this Indenture will be held in trust or segregated except as required by law. While any default by the Issuer in making payment of principal, premium if any, or interest on the Notes continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, a Guarantor or a Subsidiary) will have no further liability for the money. If the Issuer, a Guarantor or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes. The Agents appointed by the Issuer hereunder shall act solely as Agents of the Issuer and need have no concern for the interest of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Common Safekeeper to a nominee of the Common Safekeeper, by a nominee of the Common Safekeeper to the Common Safekeeper or to another nominee of the Common Safekeeper, or by the Common Safekeeper or any such nominee to a successor Common Safekeeper or a nominee of such successor Common Safekeeper. Global Notes will be exchanged by the Issuer for Definitive Notes if:

(i) the Issuer delivers to the Trustee notice from the Depositary or Common Safekeeper that it is unwilling or unable to continue to act as Depositary or Common Safekeeper and a successor Depositary or Common Safekeeper, as the case may be, is not appointed by the Issuer within ninety (90) days after the date of such notice from the Depositary; or

(ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(iii) the owner of a beneficial interest in a Global Note requests such exchange in writing delivered through either Euroclear or Clearstream or if Euroclear or Clearstream request such exchange following the occurrence and continuance of an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.08 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 (other than upon any of the preceding events in (i), (ii) or (iii)) or Section 2.07 or 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Permanent Global Note Legend or Temporary Global Note Legend, as applicable; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(i) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Global Note to Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except in limited circumstances as provided in Section 2.06(a). If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(c)(i) shall bear the Definitive Note Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Definitive Notes to Beneficial Interests in Global Notes. Subject to the provisions set forth in Section 2.06(a), if any Holder of a Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in (b) thereof;

(B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Definitive Notes to Definitive Notes. Any Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes, as applicable, issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON SAFEKEEPER (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON SAFEKEEPER WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON SAFEKEEPER TO A NOMINEE OF THE COMMON SAFEKEEPER OR BY A NOMINEE OF THE COMMON SAFEKEEPER TO THE COMMON SAFEKEEPER OR ANOTHER NOMINEE OF THE COMMON SAFEKEEPER OR BY THE COMMON SAFEKEEPER OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON SAFEKEEPER OR A NOMINEE OF SUCH SUCCESSOR COMMON SAFEKEEPER.

THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ON OR PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFER OF THIS NOTE AND THE CLOSING DATE OF THE OFFER OF THIS NOTE (OR SUCH SHORTER PERIOD OF TIME PERMITTED BY REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”) OR ANY SUCCESSOR PROVISION THEREUNDER), MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE

DISPOSED OF EXCEPT (I) TO NON U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, TO THE GUARANTORS OR ANY SUBSIDIARY THEREOF, OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (II) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER THE RESALE RESTRICTION TERMINATION DATE, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BENEFICIAL INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF.”

(ii) Temporary Global Note Legend. In addition to the Global Note Legend set forth in Section 2.06(f)(i), each Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(iii) Definitive Note Legend. Each Definitive Note issued in exchange for a beneficial interest in a Global Note shall bear a legend in substantially the following form:

THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ON OR PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFER OF THIS NOTE AND THE CLOSING DATE OF THE OFFER OF THIS NOTE (OR SUCH SHORTER PERIOD OF TIME PERMITTED BY REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) OR ANY SUCCESSOR PROVISION THEREUNDER), MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (I) TO NON U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, TO THE GUARANTORS OR ANY SUBSIDIARY THEREOF, OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (II) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER THE RESALE RESTRICTION TERMINATION DATE, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BENEFICIAL INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.04 and 9.04 hereof).

(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Note for a period of fifteen (15) days prior to (1) any date fixed for the redemption of the Notes, (2) the date fixed for selection of Notes, to be redeemed in part or (3) the Record Date with respect to any interest payment date;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee or an authenticating agent appointed pursuant to the terms of this Indenture will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity bond as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity bond and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption, as the case may be, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity bond as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or redemption of negotiable instruments or other securities without their surrender.

Section 2.08 Temporary Notes.

Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09 Cancellation of Notes.

All Notes surrendered for the purpose of payment, redemption or registration of transfer shall, if surrendered to the Issuer or any Paying Agent or any Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10 Common Code and ISIN Number.

The Issuer in issuing the Notes may use a “Common Code” number or an “ISIN” number, and if so, such Common Code and/or ISIN number shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and each Agent of any change in the Common Code and/or ISIN number.

Section 2.11 Issuance of Additional Notes.

The Issuer will be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Section 4.10, to issue Additional Notes under this Indenture that will have identical terms to the Initial Notes issued on the date of this Indenture other than with respect to the date of issuance and issue price.

With respect to any Additional Notes, the Issuer will set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the Common Code and ISIN number of such Additional Notes.

Section 2.12 New Safekeeping Structure.

The Paying Agent undertakes to the Issuer that it will, in connection with the issue of the Notes, perform the duties which are stated to be performed by it in Exhibit H (New Safekeeping Structure Duties). Each Agent (other than the Paying Agent) agrees that if any information that is required by the Paying Agent to perform the duties set out in such Exhibit becomes known to it, it will promptly provide such information to the Paying Agent.

Section 2.13 Election of Common Safekeeper.

The Issuer hereby authorizes and instructs the Paying Agent to elect Clearstream as common safekeeper (the “Common Safekeeper”). The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream to jointly determine that the other shall act as Common Safekeeper and agrees that no liability shall attach to the Paying Agent in respect of any such election made by it.

Section 2.14 Authority to Authenticate and Effectuate.

The Registrar is authorized by the Issuer to (i) authenticate the Global Note and the Definitive Notes (if any) and (ii) transmit such Global Note electronically to the Common Safekeeper and to give effectuation instructions in respect of the Global Note following authentication thereof by the signature of any of its officers or any other person duly authorized for the purpose by the Registrar. The Issuer further authorizes and instructs the Registrar to cancel and return to the Issuer the Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the Global Note has been effectuated.

ARTICLE 3

REDEMPTION OF NOTES

Section 3.01 Optional Redemption of Notes.

The Issuer may redeem on any one or more occasions some or all of the Notes before they mature. The redemption price (the “Redemption Price”) will equal the sum of (1) an amount equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the Redemption Date and (2) the Make-Whole Premium; provided that, the Issuer will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Notes to be redeemed). Notwithstanding the foregoing, if the Notes are redeemed on or after ninety (90) days prior to the Maturity Date, the Redemption Price will not include the Make-Whole Premium; provided further that if the Redemption Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption) and the Redemption Price shall not include accrued and unpaid interest up to, but not including, the Redemption Date.

Section 3.02 Redemption upon Changes in Withholding Tax.

The Issuer may, at its option, redeem the Notes in whole, but not in part, upon not less than fifteen (15) days’ and not more than forty-five (45) days’ published notice as contemplated in Section 3.03 below, at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date prior to the Redemption Date, if any, then due and that shall become due on such Redemption Date as a result of the redemption or otherwise) if:

(a) it determines that as a result of (i) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of the United States or the Netherlands (or, in each case, any political subdivision or taxing authority thereof or therein having power to tax) (a “Relevant Taxing Jurisdiction”), or (ii) any change in, or amendment to, any official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced as formally proposed on or after the date of the Listing Particulars, it or any Guarantor becomes or will become obligated to pay additional amounts pursuant to Section 4.14. For the purpose of the preceding sentence, (A) changes or amendments announced as formally proposed on or after the date of the Listing Particulars shall be considered to include any changes of, or amendments to, the Withholding Tax Act 2021 (Wet bronbelasting 2021) in the form adopted by the Upper House of the Dutch Parliament on 17 December 2019 and any official interpretations, including any judgments or orders by a court of competent jurisdiction or published administrative practice or policy, deviating from, or putting administrative obligations on the Issuer that exceed, what follows from the literal interpretation of this act, in each case if any such change, amendment or interpretation is announced as formally proposed on or after the date of the Listing Particulars and (B) any taxes levied from or assessed on the Issuer or any Guarantor, or that the Issuer or any Guarantor are required to pay by the Relevant Taxing Jurisdiction, under the Withholding Tax Act 2021 (Wet bronbelasting 2021) shall be considered as additional amounts except if and to the extent such tax is levied in respect of payments on Notes held by a Holder or beneficiary (voordeelsgerechtigde) after the Issuer and the Guarantors have become aware that such Holder or beneficiary is related (gelieerd) to the Issuer or any Guarantor for purposes of the Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(b) any act is taken by a Relevant Taxing Jurisdiction on or after the date of the Listing Particulars, whether or not such act is taken with respect to the Issuer or any affiliate, that results in a substantial probability that it or any Guarantor will or may be required to pay additional amounts pursuant to Section 4.14, provided that it or the relevant Guarantor or Guarantors (as the case may be) determine, in its or their business judgment, that the obligation to pay additional amounts pursuant to Section 4.14 cannot be avoided by taking reasonable measures available to it or them (which does not include substitution of the Issuer or any Guarantor under the Notes) and the Issuer or the relevant Guarantor or Guarantors (as the case may be) have received an Opinion of Counsel (to the effect that as a result of such change or amendment the Issuer will, or that an act taken by a Relevant Taxing Jurisdiction has resulted in a substantial probability that it or any Guarantor will, or may, be required to pay the additional amounts described in Section 4.14 or the taxes referred to in Section 3.02(a)(B)) and the Issuer or the Guarantors shall have delivered to the Trustee an Officers’ Certificate stating that, based on such opinion, the Issuer is entitled to redeem the Notes pursuant to their terms. The Trustee will accept and shall be entitled to rely on such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as set forth in this Section, in which event it will be conclusive and binding on the Holders.

Section 3.03 Notice of Optional Redemption, Selection of Notes.

In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01 or 3.02, it shall fix the Redemption Date. The Issuer or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed, or sent by electronic transmission a notice of such redemption not fewer than fifteen (15) calendar days nor more than forty five (45) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Register; provided that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Issuer. Such mailing shall be by first class mail or sent by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the sending of any such notice of redemption, the Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

While the Notes are represented by Global Notes, notice may be given to Euroclear or Clearstream for communications to Participants and, so long as the Notes are admitted to trading on the Global Exchange Market and, in connection with any redemption, the Issuer will forthwith notify the Irish Stock Exchange of any change in the principal amount of Notes outstanding. So long as the Notes are listed on the Irish Stock Exchange, the Issuer shall notify, or cause to be notified, such Stock Exchange of each redemption of Notes made pursuant to this Indenture.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the Common Code and ISIN number or codes and numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day) and the record date, (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including Common Codes and ISIN numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the Redemption Date, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 10.00 a.m., London time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.03 in excess of amounts required hereunder to pay the Redemption Price.

If less than all of the outstanding Notes are to be redeemed, the Trustee, the Paying Agent or the Registrar shall select the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in principal amounts of €100,000 and integral multiples of €1,000 in excess thereof) as required by Euroclear or Clearstream, as the depositary for the notes, or, if Euroclear and Clearstream prescribes no method of selection, on a pro rata basis, by use of a pool factor. The Trustee, the Paying Agent and the Registrar shall not be liable for any selections of notes made in accordance with this paragraph.

Section 3.04 Payment of Notes Called for Redemption by the Issuer.

If notice of redemption has been given as provided in Section 3.03, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date and, on and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall, except as provided in Section 7.05 and Section 11.02, cease to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Section 3.05 Sinking Fund.

There shall be no sinking fund provided for the Notes.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Notes.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article 3), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes; provided that the Issuer may withhold from payments of interest and upon redemption pursuant to Article 3, maturity or otherwise, any amounts the Issuer is required to withhold by law.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain the offices and the agencies specified in Section 2.05. As of the date of this Indenture, such offices shall be as set out in Section 2.05 and, at any other time, at such other address or addresses as the Trustee, a Paying Agent or the Registrar may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may change the Registrar or a Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, without prior notice to the Holders; provided, however, that no such removal shall become effective until (a) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (a) above; provided, further, that in no event may the Issuer appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Paying Agent would be so obliged if it were located in all other member states. The Registrar or Paying Agent may resign by providing thirty (30) days’ written notice to the Issuer and the Trustee. In addition, for so long as the Notes are admitted to trading on the Global Exchange Market, the Issuer shall publish notice of the change in the Registrar or Paying Agent to the extent and in the manner permitted by the rules and regulations of the Irish Stock Exchange, posted on the official website of the Irish Stock Exchange.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office.

The Issuer and the Guarantors, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to the Agents.

(a) If the Issuer shall appoint a Paying Agent, or if the Trustee shall appoint such a Paying Agent, other than the initial Paying Agent, Deutsche Bank AG, London Branch, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04, and Deutsche Bank AG, London Branch, as initial Paying Agent, hereby agrees:

(i) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

(ii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Issuer shall, on or before 10.00 am, London time, on the Business Day prior to each due date of the principal of or premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee and the Paying Agent of any failure to take such action. Subject to actual receipt of such funds as provided by this Section 4.04(a) by the Paying Agent, the Paying Agent shall make payments on the Notes in accordance with the provisions of this Indenture. The Issuer shall ensure that two (2) Business Days prior to the date that such payment is due to be made, it will confirm in writing to the Paying Agent in a form agreed upon by the Paying Agent and the Issuer the payment scheduled to be made. No Agent shall be obliged to make payment to Holders until such time as it has received funds and been able to identify or confirm receipt of funds.

The Paying Agent shall not be obliged to make payment to Holders until such time as it has received funds and been able to identify or confirm receipt of funds.

(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or premium, if any, or interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03.

(e) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(f) The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notice from the Trustee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders except as set forth in this Indenture.

(g) The Agents will hold all funds as bankers subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the Financial Conduct Authority in the Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

(h) Any obligation the Agents may have to publish a notice to Holders of a Global Note on behalf of the Issuer will have been met upon delivery of the notice to Euroclear and/or Clearstream, as applicable.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05 Existence.

Subject to Article 10 hereof, each of the Issuer and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that neither the Issuer nor the Guarantors shall be required to preserve any such right if the Issuer or the Guarantors, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantors, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.06 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Guarantors will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(i) all quarterly and annual reports of the Company and the General Partner that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Guarantors were required to file such reports; and

(ii) all current reports of the Company and the General Partner that would be required to be filed with the SEC on Form 8-K if the Guarantors were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s and the General Partner’s consolidated financial statements by the Guarantors’ independent registered public accounting firm. In addition, the Guarantors will file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will make the reports available on the Company’s website within those time periods. Notwithstanding the foregoing, the Guarantors may satisfy their obligation to furnish the reports described above by furnishing, or filing with the SEC for public availability, reports of each of the Guarantors within the time periods specified in the SEC’s rules and regulations.

If, at any time, the Guarantors are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Guarantors will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer and the Guarantors will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept either Guarantor’s filings for any reason, they will post the reports referred to in the preceding paragraphs to be available on the General Partner’s website within the time periods that would apply if the Guarantors were required to file those reports with the SEC.

(b) So long as the Notes are admitted to trading on the Global Exchange Market, all reports referred to in this section will be available at the offices of the Paying Agent.

Section 4.07 Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate.

Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer and the Guarantors shall deliver to the Trustee a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer and the Guarantors, as the case may be, stating whether or not the signer has knowledge of any Default under this Indenture, and, if so, specifying each Default and the nature and the status thereof.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any Default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such Default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.10 Limitations on Incurrence of Indebtedness.

(a) The Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with this Indenture, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, Total Outstanding Debt would be greater than 60% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report of the Company most recently furnished to Holders of the Notes or filed with the SEC, as the case may be.

(b) The Company will not, and will not permit any of its Subsidiaries to, Incur any Secured Debt, other than guarantees of Secured Debt Incurred by the Company or any of its Subsidiaries in compliance with this Indenture, if, immediately after giving effect to the Incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of Secured Debt would be greater than 40% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report of the Company most recently furnished to Holders of the Notes or filed with the SEC, as the case may be.

(c) The Company and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Debt.

(d) The Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by the Company or any of its Subsidiaries in compliance with this Indenture, if the ratio of Consolidated EBITDA to Interest Expense for the most recent quarterly period covered in the annual or quarterly report of the Company most recently furnished to holders of the Notes or filed with the SEC, as the case may be and in accordance with Section 4.06 hereof, prior to such time, annualized (i.e., multiplied by four (4)) prior to the date on which such additional Indebtedness is to be Incurred shall have been less than 1.50:1.00 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(i) such Indebtedness and any other Indebtedness Incurred by the Company and its Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

(ii) the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding clause (1)) by the Company and its Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(iii) in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(iv) in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by the Company or any of its Subsidiaries from the first day of such quarterly period to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period, with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

Section 4.11 Maintenance of Properties.

The Issuer and the Company shall cause all of their material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, casualty and condemnation excepted (and the Issuer and the Company may take out of service for a period of time, any of their properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in the judgment of the Issuer and the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything herein to the contrary, (i) the Issuer and the Company may discontinue the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer and the Company, desirable in the conduct of its business or the business of any Consolidated Subsidiary and not disadvantageous in any material respect to the Holders, and (ii) the Issuer and the Company and their Subsidiaries may sell or otherwise dispose of any of their properties for value in the ordinary course of business.

Section 4.12 Insurance.

The Issuer and the Company shall cause each of their properties and each of the properties of their Subsidiaries to be insured against loss of damage with insurers of recognized responsibility, in commercially reasonable amounts and types as determined by the Issuer and the Company.

Section 4.13 Maintenance of Listing.

The Issuer will use its commercially reasonable efforts to obtain the listing of the Notes on the Official List of the Irish Stock Exchange and the admission to trading of the Notes on the Global Exchange Market and thereafter will use its commercially reasonable efforts to maintain such listing and admission to trading of the Notes for so long as any Note is outstanding; provided that, if at any time the Issuer determines that it is unable to obtain such listing and admission to trading or it can no longer reasonably comply with the requirements for such listing and admission to trading or if the Issuer, acting in good faith, considers that maintenance of such listing and admission to trading has become unduly onerous and is of the opinion that not maintaining such listing would not be materially prejudicial to the interests of the Holders, the Issuer may use its commercially reasonable efforts to obtain (prior to the delisting of the Notes from the Official List of the Irish Stock Exchange and withdrawal from trading on the Global Exchange Market), and thereafter use its commercially reasonable efforts to maintain, a listing of such Notes on such other stock exchange or exchanges or securities markets as the Issuer may decide.

The Issuer will at all times use its commercially reasonable efforts to procure that there will be furnished to any stock exchange on which the Notes are from time to time listed or quoted such information in relation to the Issuer and/or the Guarantors as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange.

Section 4.14 Payment of Additional Amounts.

All payments of principal of and interest on the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by any Relevant Taxing Jurisdiction, unless the withholding of such Taxes is required by law or the official interpretation or administration thereof. The Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment of the principal of and interest on the Notes to a Holder, after deduction for any present or future Taxes of any Relevant Taxing Jurisdiction, imposed by withholding with respect to the payment, will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(a) to any Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein having power to tax) that are imposed or withheld solely by reason of the Holder or beneficial owner of the Notes (or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary holder) being considered as:

(i) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(iii) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv) being or having been a “10-percent shareholder” of the Issuer or the Company within the meaning of section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions; or

(v) being or having been a bank receiving interest described in section 881(c)(3)(A) of the Code or any successor provisions;

(b) to any Taxes that are imposed or withheld by reason of the existence of any present or former connection between the Holder or beneficial owner of such note (or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary holder) and the Relevant Taxing Jurisdiction (other than merely holding or being a beneficial owner of such note or the receipt or enforcement of payments or deliveries thereunder), including such Holder or beneficial owner being or having been organized or incorporated in, a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment, in, such Relevant Taxing Jurisdiction;

(c) to any Holder that is not the sole beneficial owner of the Note, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(d) to any Taxes that are imposed or withheld solely by reason of the failure to (i) comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction of, or other information relating to, the Holder or beneficial owner of such Note, if compliance is required by the Relevant Taxing Jurisdiction for not falling under the scope of such Taxes (including for purposes of the Withholding Tax Act 2021 (Wet Bronbelasting 2021)), or as a precondition to relief or exemption from such Taxes (including the submission of an applicable United States Internal Revenue Service (“IRS”) Form W-8 (with any required attachments)) or (ii) comply with any information gathering and reporting requirements or to take any similar action (including entering into any agreement with the IRS), in each case, that are required to obtain the maximum available exemption from withholding by a Relevant Taxing Jurisdiction that is available to payments received by or on behalf of the Holder;

(e) to any Taxes that are imposed otherwise than by withholding from the payment;

(f) to any Taxes that are imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than fifteen (15) days after the payment becomes due or is duly provided for, whichever occurs later;

(g) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

(h) to any Taxes required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other Paying Agent;

(i) to any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the Holder or beneficial owner thereof would have been entitled to additional amounts had the Notes been presented for payment on any date during such thirty (30) day period;

(j) to any backup withholding or any Taxes imposed under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code;

(k) to any Dutch withholding tax under the Withholding Tax Act 2021 (Wet bronbelasting 2021) imposed on a Holder or, where applicable, a beneficiary (voordeelsgerechtigde) of the Notes for purposes of the Withholding Tax Act 2021 (Wet bronbelasting 2021) that is an entity that is related (gelieerd) to the Issuer within the meaning of the Withholding Tax Act 2021 (Wet Bronbelasting 2021). An entity is considered related to the Issuer if (i) it directly or indirectly holds a Qualifying Interest (as defined below) in the Issuer, (ii) the Issuer directly or indirectly holds a Qualifying Interest in the entity, or (iii) a third party or a collaborating group (samenwerkende groep) directly or indirectly holds a Qualifying Interest in both the Issuer and the entity. The term “Qualifying Interest” means an interest that allows the holder of the interest to individually – or jointly in the case of a collaborating group – exert such a decisive influence on the Issuer’s decisions that such holder or such collaborating group can determine the Issuer’s activities (kwalificerend belang); or

(l) in the case of any combination of any items (a) through (k).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided by this Section 4.14, the Issuer and the Guarantors shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Section 4.15 Officers’ Certificate for Additional Amounts.

If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay additional amounts with respect to any payment under or with respect to the Notes or the Guarantees, the Issuer or the Guarantor, as the case may be, will deliver to the Trustee on a date that is at least thirty (30) days prior to the date of that payment (unless the obligation to pay additional amounts arises less than forty-five (45) days prior to that payment date, in which case the Issuer or the Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably requested by the Paying Agent to enable the Paying Agent to pay such additional amounts to holders on the relevant payment date. The Issuer and the Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of additional amounts. The Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary.

ARTICLE 5

[RESERVED]

ARTICLE 6

REMEDIES OF THE TRUSTEE AND THE HOLDERS ON AN EVENT OF DEFAULT

Section 6.01 Events of Default.

In case one or more of the following (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default for thirty (30) days in the payment of any installment of interest under the Notes; or

(b) default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable; or

(c) either the Issuer or any of the Guarantors fails to comply with any of its other agreements contained in the Notes or this Indenture upon receipt by the Issuer of notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Issuer or the Guarantors, as applicable, fails to cure (or obtain a waiver of) such default within ninety (90) days after the Issuer receives such notice; or

(d) failure to pay any Indebtedness (other than Non-Recourse Indebtedness) that is (a) of the Issuer, the Guarantors or any Subsidiary in which the Company has invested at least $125,000,000 in capital (a “Significant Subsidiary”) or any entity in which the Company is the general partner, and (b) in an outstanding principal amount in excess of $125,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Indebtedness (other than Non-Recourse Indebtedness) is not discharged, or such default in payment or acceleration is not cured or rescinded, within sixty (60) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes); or

(e) the Issuer, the Guarantors or any Significant Subsidiary pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantors or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantors or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantors or a Significant Subsidiary; or

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, the Guarantors or a Significant Subsidiary; or

(iii) consents to the appointment of a custodian of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(f) an involuntary case or other proceeding shall be commenced against the Issuer, the Guarantors or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantors or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantors or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantors or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or:

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

(i) is for relief against the Issuer, the Guarantors or any of Significant Subsidiary in an involuntary case or proceeding; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantors or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantors or a Significant Subsidiary; or

(iii) orders the liquidation of the Issuer, the Guarantors or a Significant Subsidiary; and, in each case in this clause (g), the order or decree remains unstayed and in effect for thirty (30) calendar days;

then, and in each and every such case (other than an Event of Default specified in Sections 6.01(e), 6.01(f) and 6.01(g) with respect to the Issuer), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by the Holders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) occurs with respect to Issuer, the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

At any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07 hereof, if: (a) all Events of Default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived; and (b) the Issuer or the Guarantors have deposited with the Trustee all required payments of the principal of and interest on the Notes, plus the compensation and reimbursement for the Trustee’s reasonable expenses, disbursements and advances pursuant to Section 7.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify the Trustee in writing, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02 Payments of Notes on Default; Suit Therefor.

The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

Section 6.03 Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee and its agents (and including the Agents) under Section 7.06;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 upon the overdue installments of interest at the annual rate of 1% above then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04 Proceedings by Holders.

No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal of or premium, if any, or interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity and/or security (including by way of prefunding) reasonably satisfactory to it as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity and/or security (including by way of prefunding), shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment of the principal of (including the Redemption Price pursuant to Article 3) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.05 Proceedings by Trustee.

In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06 Remedies Cumulative and Continuing.

All powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.07 Direction of Proceedings and Waiver of Defaults by Majority of Holders.

The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Holders to the detriment of other Holders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), or premium, if any, or interest on the Notes, (ii) a default in the payment of the Redemption Price on the Redemption Date pursuant to Article 3, or (iii) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.08 Notice of Defaults.

The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of a default, mail to all Holders (or send by electronic transmission), as the names and addresses of such Holders appear upon the Register, notice of all defaults notified to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.09 Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), or interest on any Note on or after the due date expressed in such Note.

ARTICLE 7

THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee.

The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) and a Responsible Officer of the Trustee is aware of such Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless the Trustee has otherwise received written notice thereof; and

(g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless the Trustee shall have been notified in writing of such Event of Default by the Issuer or a Holder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02 Reliance on Documents, Opinions, etc.

Except as otherwise provided in Section 7.01 hereof:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the General Partner. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance upon such evidence;

(c) the Trustee may consult with counsel or other professional advisors of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity (including by way of prefunding) reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty; and

(k) the Trustee shall not be liable for any loss caused by any failure or delay in the performance of its obligations hereunder arising out of or caused by events beyond its reasonable control including any malfunction, interruption or error caused by any machine or systems or interruption of communication facilities, abnormal operating conditions or events of force majeure; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 No Responsibility for Recitals, etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents, Transfer Agent or Registrar May Own Notes.

The Trustee, any Paying Agent, Transfer Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent or Registrar.

Section 7.05 Monies to Be Held by the Trustee and Agents.

Subject to the provisions of Section 11.02, all monies received by the Trustee or Agents shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee or Agents hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee and the Agents shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06 Compensation and Expenses of Trustee and the Agents.

The Issuer covenants and agrees to pay to the Trustee and the Agents from time to time, and the Trustee and the Agents shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee or Agents, and the Issuer will pay or reimburse the Trustee and Agents upon their request for all reasonable expenses, disbursements and advances properly incurred or made by the Trustee or Agents in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, or bad faith. The Trustee and Agents will have no obligation to act if they determine in good faith that they will incur costs for which they will not be reimbursed. The Issuer also covenants to indemnify the Trustee and Agents, any predecessor Trustee and Agents (or any officer, director or employee of the Trustee and Agents), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee or Agents) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or Agents or such officers, directors or employees, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and the Agents and to pay or reimburse the Trustee and the Agents for their reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes and the Issuer upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Issuer under this Section shall survive the satisfaction and discharge of this Indenture and shall continue for the benefit of the Trustee or any Agent notwithstanding its resignation or retirement. No Agent or Trustee will be liable for any consequential or indirect loss of any kind.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officers’ Certificate as Evidence.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08 Conflicting Interests of Trustee.

If the Trustee has actual knowledge that it has acquired a conflicting interest, the Trustee shall either eliminate such interest within ninety (90) days or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 7.09 Eligibility of Trustee.

There will at all times be a Trustee hereunder that is a corporation organized and doing business within the European Union or the United Kingdom that is authorized to exercise corporate trustee power and that is subject to supervision or examination by state or governmental or other regulatory authorities.

Section 7.10 Resignation or Removal of Trustee and Agents.

(a) The Trustee and Agents may at any time resign by giving written notice of such resignation to the Issuer and to the Holders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee or Agent and one copy to the successor trustee or agent. If no successor trustee or agent shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Holders, the resigning Trustee or Agent may, upon ten (10) Business Days’ notice to the Issuer and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or agent.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuer or by any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one (1) copy of which instrument shall be delivered to the Trustee so removed and one (1) copy to the successor trustee, or, subject to the provisions of Section 6.09, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Issuer or the Holders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(d) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11 Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the successor trustee, at the written direction of the Issuer) shall mail or cause to be mailed (or sent by electronic transmission) notice of the succession of the former trustee hereunder to the Holders at their addresses as they shall appear on the Register. If the Issuer fails to send such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Issuer.

Section 7.12 Succession by Merger.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

ARTICLE 8

THE HOLDERS

Section 8.01 Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Holders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders, the Issuer or the Trustee may fix in advance of such solicitation a date as the Record Date for determining Holders entitled to take such action. The Record Date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders.

Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

Section 8.03 Absolute Owners.

The Issuer, the Trustee, any Paying Agent and any Registrar may deem the Person in whose name such Note shall be registered upon the Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price upon redemption pursuant to Article 3), or premium, if any, and interest on such Note, and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04 Issuer-owned Notes Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Issuer or any other obligor on the Notes or any Affiliate of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination;

provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

The Issuer, the Guarantors and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of Holders of the Notes in any material respect;

(b) to evidence a successor to the Issuer as obligor or the Company or the General Partner as Guarantors under this Indenture;

(c) to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding;

(d) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture;

(e) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee;

(f) to reflect the release of the Company or the General Partner, as Guarantors, in accordance with the provisions of this Indenture;

(g) to secure the Notes;

(h) to add Guarantors with respect to the Notes; or

(i) to conform the text of this Indenture, any Note Guarantee or the Notes to any provision of the description thereof set forth in the Listing Particulars to the extent that such provision in the Listing Particulars was intended to be a verbatim recitation of a provision in this Indenture, such Note Guarantee or the Notes (as certified in an Officers’ Certificate).

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 With Consent of Holders of Notes.

With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a) reduce the amount of the Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on the Notes;

(c) reduce the principal of or premium on or change the fixed maturity of the Notes;

(d) waive a default in the payment of the principal of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make the principal of or premium or interest on the Notes payable in currency other than that stated in the Notes;

(f) make any change to certain provisions of this Indenture relating to, among other things, the right of Holders of the Notes to receive payment of the principal of or premium or interest on the Notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

(g) waive a redemption payment with respect to the Notes; or

(h) release the Company or General Partnership as Guarantors of the Notes other than as provided in this Indenture or modify the Note Guarantees in any manner adverse to the Holders of the Notes.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03 Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.

Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

CONSOLIDATION, MERGER, SALE CONVEYANCE AND LEASE

Section 10.01 Issuer May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a) the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 10.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Except in the case of a substantially concurrent consolidation, merger, sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantors in compliance with Section 10.03, no such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Guarantors shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantors’ obligations hereunder shall remain in full force and effect thereafter.

Section 10.02 Issuer Successor to Be Substituted.

Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter the predecessor Person shall be released from all obligations and covenants under this Indenture and the Issuer; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 10.01 hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03 Guarantors May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into any other Person or Persons (whether or not affiliated with such Guarantor), or successive consolidations or mergers in which either a Guarantor will be the continuing entity or a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of a Guarantor, to any other Person (whether or not affiliated with such Guarantor); provided, however, that the following conditions are met:

(a) a Guarantor shall be the continuing entity, or the successor entity (if other than such Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume the obligations of such Guarantor under the Note Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) either the relevant Guarantor or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate of such Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 10.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.04 Guarantor Successor to Be Substituted.

Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of a Guarantor to any Person in accordance with Section 10.03, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as the relevant Guarantor herein, and thereafter, the predecessor Person shall be released from all obligations and covenants under this Indenture; provided, however, that the predecessor Guarantor shall not be relieved from the obligation to guarantee the payment of the principal of and interest on the Notes except in the case of a sale of all or substantially all of such Guarantor’s assets in a transaction that is subject to, and that complies with the provisions of, Section 10.03 hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01 Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the Maturity Date or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or such other entity designated by the Trustee for this purpose in accordance with the terms of this Indenture) or a Paying Agent, as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or Redemption Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a Default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money towards payment of the Notes at the Maturity Date or on the Redemption Date, as the case may be; and (d) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with the Trustee pursuant to sub-clause (2) of clause (a) of the first paragraph of this Section, the provisions of Sections 2.06, 2.07, 2.08 and this Article 11, shall survive until the Notes have been paid in full.

Section 11.02 Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 11.04, all monies deposited with the Trustee (or such other entity designated by the Trustee for this purpose in accordance with the terms of this Indenture) pursuant to Section 7.05 shall be held in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03 Paying Agent to Repay Monies Held.

Subject to the provisions of Section 11.04, the Trustee shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) and interest on the Notes.

Section 11.04 Return of Unclaimed Monies.

The Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two (2) years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 11.05 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Issuer makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 12.

Section 12.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 12.04 hereof;

(b) the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 12.

Subject to compliance with this Article 12, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof.

Section 12.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.10, 4.11, 4.12 and 4.13 with respect to the outstanding Notes on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, Sections 6.01(c) and 6.01(d) hereof will not constitute Events of Default.

Section 12.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof:

(a) the Issuer must irrevocably deposit with the Trustee (or such other entity designated by the Trustee for this purpose in accordance with the terms of this Indenture), in trust, for the benefit of the Holders, cash in euros in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of and premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b) in the case of an election under Section 12.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 12.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or a Guarantor is a party or by which the Issuer or a Guarantor is bound;

(f) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.05 Deposited Money to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.06 hereof, all money deposited with the Trustee (or such other entity designated by the Trustee for this purpose in accordance with the terms of this Indenture) (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 12 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 12.06 Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or premium, if any, or interest on, any Note and remaining unclaimed for two (2) years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 12.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any euros in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of or premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01 Indenture and Notes Solely Corporate Obligations.

Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) or, premium, if any, or interest, on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer, any of the Guarantors or any of their respective subsidiaries or of any successor thereto, either directly or through the Issuer, any of the Guarantors or any of their respective subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 14

MEETINGS OF HOLDERS OF NOTES

Section 14.01 Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Notes.

Section 14.02 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01, to be held at such time and at such place in London, United Kingdom or The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than twenty-one (21) nor more than one-hundred and eighty (180) days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, the Guarantors or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantors, if applicable, or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, or London, United Kingdom, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 14.03 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantors and their counsel and any representatives of the Issuer and its counsel.

Section 14.04 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02, except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

Section 14.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.03 and the appointment of any proxy shall be proved in the manner specified in Section 8.01.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 14.02(b), in which case the Issuer, the Guarantors or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(c) At any meeting, each Holder of a Note or proxy shall be entitled to one (1) vote for each €1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d) Any meeting of Holders of Notes duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one (1) such copy shall be delivered to the Issuer and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15

GUARANTEES

Section 15.01 Note Guarantee.

By its execution hereof, each Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that such Guarantor is providing its Note Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, each Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated by the Registrar as authenticating agent and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price upon redemption pursuant to Article 3), and premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, upon repurchase or otherwise, and interest on overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, each Guarantor hereby agrees that its Note Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against such Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Issuer, any Benefited Party, any creditor of such Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. Each Guarantor hereby covenants that, except as otherwise provided therein, its Note Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal of and premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantors, or any trustee or similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Note Guarantee.

Section 15.02 Execution and Delivery of Note Guarantee.

To evidence the Note Guarantee set forth in Section 15.01 hereof, each Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit E hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an officer of such Guarantor.

Each Guarantor agrees that the Note Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

If an officer whose facsimile signature is on a Note or a notation of Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 15.03 Limitation of a Guarantor’s Liability; Certain Bankruptcy Events.

(a) Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the Guarantee Obligations of each Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the Guarantee Obligations of such Guarantor under the Note Guarantee not constituting a fraudulent transfer or conveyance.

(b) Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Note Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 15.04 Application of Certain Terms and Provisions to a Guarantor.

(a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantors of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to such Guarantor as if references therein to the Issuer or the other Guarantor, as applicable, were references to such Guarantor.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by a Guarantor shall be sufficient if evidenced as described in Section 16.05 hereof as if references therein to the Issuer were references to such Guarantor.

(c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on a Guarantor may be given or served as described in Section 16.03 hereof as if references therein to the Issuer were references to such Guarantor.

(d) Upon any demand, request or application by a Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.05 hereof as if all references therein to the Issuer were references to such Guarantor.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01 Provisions Binding on Issuer’s and Guarantors’ Successors.

All the covenants, stipulations, promises and agreements by the Issuer or the Guarantors contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02 Official Acts by Successor Corporation.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or the Guarantors.

Section 16.03 Addresses for Notices, etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or the Guarantors shall be in writing in the English language and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent electronically addressed as follows:

To the Issuer:

Digital Intrepid Holding B.V.

c/o Digital Realty Trust, Inc.

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

United States of America

Email: legalnotices@digitalrealty.com

Attention: General Counsel

Email address: treasury@digitalrealty.com

Attention: Senior Vice President, Treasury

To the Company (as Guarantor):

Digital Realty Trust, L.P.

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

United States of America

Telephone No.: +1 (737) 281-0101

Attention: General Counsel

Email address: treasury@digitalrealty.com

Attention: Senior Vice President, Treasury

To the General Partner (as Guarantor):

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

United States of America

Email: legalnotices@digitalrealty.com

Attention: General Counsel

Email address: treasury@digitalrealty.com

Attention: Senior Vice President, Treasury

Any notice, direction, request or demand hereunder to or upon the Trustee and the Agents shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent electronically addressed as follows:

To the Trustee:

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Trust & Securities Services

Email address: TSS-GDS.ROW@db.com

Attention: Trust & Agency Services

To the Paying Agent and Transfer Agent:

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Email address: TSS-GDS.ROW@db.com

Attention: Trust & Agency Services

To the Registrar and Transfer Agent:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Email address: TSS-GDS.ROW@db.com

Attention: Trust & Agency Services

The Trustee and the Agents, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

All notices to the Holders shall be valid if published in a manner which complies with the rules and regulations of the Irish Stock Exchange or any other relevant authority on which the Notes are for the time being listed and so long as the Notes are admitted to trading on the Global Exchange Market and the guidelines of the Irish Stock Exchange so require, filed with the Companies Announcement Office of the Irish Stock Exchange. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

Any notice or communication mailed to a Holder shall be mailed by first class mail, postage prepaid, at such Holder’s address as it appears on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04 Governing Law.

This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Section 16.05 Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.06 Legal Holidays.

In any case in which the Maturity Date of interest on or principal of the Notes or the Redemption Date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or the Redemption Date, and no interest shall accrue for the period from and after such date.

Section 16.07 [Reserved].

Section 16.08 No Security Interest Created.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer, the Guarantors or their subsidiaries is located.

Section 16.09 Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10 Table of Contents, Headings, etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11 Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.06, 2.07, 2.08 and 3.04, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 16.11 shall be applicable to any authenticating agent.

The Trustee hereby appoints Deutsche Bank Luxembourg S.A. as the authenticating agent for the Notes. Deutsche Bank Luxembourg S.A. hereby accepts such appointment, and the Issuer hereby confirms that such appointment is acceptable to it.

Section 16.12 Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to all of the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes hereunder.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Each party understands and agrees that its electronic signature manifests its consent to be bound by all terms and conditions set forth in this Indenture.

Section 16.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14 USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. Each party to this Indenture agrees that it will provide the Trustee with such information as the Trustee may request that is in such party’s possession in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 16.15 Changes in Law.

If:

(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Indenture; or

(ii) any change in the status of the Issuer of the composition of the shareholders of the Issuer after the date of this Indenture,

obliges the Paying Agent or the Registrar to comply with “know your customer” or similar identification procedures related to the Issuer or the Guarantors in circumstances where the necessary information is not already available to it, the Issuer shall promptly upon the request of the Paying Agent or the Registrar supply or procure the supply of such documentation and other evidence as is reasonably requested by the Paying Agent or the Registrar in order for the Paying Agent or Registrar to carry out and be reasonably satisfied that it has complied with all necessary “know your customer” or similar checks related to the Issuer or the Guarantors under all applicable laws and regulations. Nothing in this Section 16.15 shall limit the rights of the Issuer under Section 2.05.

Section 16.16 Submission to Jurisdiction

Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury. The Issuer has appointed National Registered Agents, Inc., 28 Liberty Street, New York, New York 10005, United States of America, as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorized Agent”). Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

DIGITAL INTREPID HOLDING B.V. as the Issuer

By:	/s/ Andrew P. Power
Name: Andrew P. Power
Title: Authorized Person

DIGITAL REALTY TRUST, L.P., as the Company and as a Guarantor

By:	Digital Realty Trust, Inc. its sole general partner

By:	/s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

DIGITAL REALTY TRUST, INC., as the General Partner and as a Guarantor

By:	/s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

[Signature Page to the Indenture]

DEUTSCHE BANK AG, LONDON BRANCH as the Paying Agent and Transfer Agent

By:	/s/ Kieran Odedra
Name: Kieran Odedra
Title: Vice President

By:	/s/ Françoise Rivière
Name: Françoise Rivière
Title: Vice President

[Signature Page to the Indenture]

DEUTSCHE BANK LUXEMBOURG S.A. as the Registrar and Transfer Agent

By:	/s/ Kieran Odedra
Name: Kieran Odedra
Title: Attorney

By:	/s/ Françoise Rivière
Name: Françoise Rivière
Title: Attorney

[Signature Page to the Indenture]

DEUTSCHE TRUSTEE COMPANY LIMITED as the Trustee

By:	/s/ Kieran Odedra
Name: Kieran Odedra
Title: Associate Director

By:	/s/ Françoise Rivière
Name: Françoise Rivière
Title: Associate Director

[Signature Page to the Indenture]

EXHIBIT A1

THIS GLOBAL NOTE IS HELD BY THE COMMON SAFEKEEPER (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON SAFEKEEPER WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON SAFEKEEPER TO A NOMINEE OF THE COMMON SAFEKEEPER OR BY A NOMINEE OF THE COMMON SAFEKEEPER TO THE COMMON SAFEKEEPER OR ANOTHER NOMINEE OF THE COMMON SAFEKEEPER OR BY THE COMMON SAFEKEEPER OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON SAFEKEEPER OR A NOMINEE OF SUCH SUCCESSOR COMMON SAFEKEEPER.

THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ON OR PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFER OF THIS NOTE AND THE CLOSING DATE OF THE OFFER OF THIS NOTE (OR SUCH SHORTER PERIOD OF TIME PERMITTED BY REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”) OR ANY SUCCESSOR PROVISION THEREUNDER), MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (I) TO NON U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, TO THE GUARANTORS OR ANY SUBSIDIARY THEREOF, OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (II) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER THE RESALE RESTRICTION TERMINATION DATE, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BENEFICIAL INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF.

DIGITAL INTREPID HOLDING B.V.

€750,000,000 1.375% Guaranteed Notes due 2032

Certificate No. 1

Common Code: 242871600

ISIN: XS2428716000

€750,000,000

Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (herein called the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Clearstream Nominees Limited, 11 Westferry Circus, Canary Wharf, London, E14 4HE, United Kingdom, Companies Registration #02253120, or its registered assigns, the principal sum of seven hundred and fifty million euros (€750,000,000), or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note, on July 18, 2032 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the participating member states in the third stage of European Economic and Monetary Union of the Treaty Establishing the European Community as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest annually in arrears on July 18 of each year, commencing July 18, 2022 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1.375%, from July 18, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from January 18, 2023 until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest to Holders of record on the Business Day immediately preceding the applicable interest payment date, in accordance with the terms of the Indenture. The Issuer shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than €3.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Common Safekeeper or its nominee.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture, and effectuated by the entity approved as common safekeeper by Euroclear and/or Clearstream.

This is to certify that “Clearstream Nominees Limited”, 11 Westferry Circus, Canary Wharf, London, E14 4HE, United Kingdom, Companies Registration #02253120 is the registered holder of €750,000,000.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated: _______________

DIGITAL INTREPID HOLDING B.V.

By:
Name:
Title: Authorized Person

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: _______________

DEUTSCHE BANK LUXEMBOURG S.A., in its capacity as authenticating agent appointed by the Trustee, DEUTSCHE TRUSTEE COMPANY LIMITED

By:
Authorized Signatory

By:
Authorized Signatory

COMMON SAFEKEEPER

Effectuated without recourse, warranty or liability

as Common Safekeeper

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

DIGITAL INTREPID HOLDING B.V.

€750,000,000 1.375% Guaranteed Notes due 2032

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its €750,000,000 1.375% Guaranteed Notes due 2032 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of January 18, 2022 (herein called the “Indenture”), among the Issuer, the Guarantors and Deutsche Trustee Company Limited, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(e), 6.01(f) and 6.01(g) with respect to the Issuer) occurs and is continuing, the principal of and premium, if any and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

The amount of interest payable in respect of this Note for any Interest Period shall be calculated by applying the interest rate to the principal amount of such Note and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Where interest is to be calculated in respect of a period which is equal to or shorter than an Interest Period, the day-count fraction applied to calculate the amount of interest payable in respect of this Note shall follow actual/actual (ICMA) basis and shall be the number of days in the relevant period from (and including) the date from which interest begins to accrue to (but excluding) the date on which it falls due, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last).

The Notes are issuable in fully registered form, without coupons, in minimum denominations of €100,000 principal amount and any integral multiple of €1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Sections 3.01, 3.02 and 3.03 of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of or any premium, if any, or interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantors, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantors, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Common Safekeeper

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT A2

THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS TEMPORARY GLOBAL NOTE IS HELD BY THE COMMON SAFEKEEPER (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS TEMPORARY GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS TEMPORARY GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS TEMPORARY GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON SAFEKEEPER WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON SAFEKEEPER TO A NOMINEE OF THE COMMON SAFEKEEPER OR BY A NOMINEE OF THE COMMON SAFEKEEPER TO THE COMMON SAFEKEEPER OR ANOTHER NOMINEE OF THE COMMON SAFEKEEPER OR BY THE COMMON SAFEKEEPER OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON SAFEKEEPER OR A NOMINEE OF SUCH SUCCESSOR COMMON SAFEKEEPER.

THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ON OR PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFER OF THIS NOTE AND THE CLOSING DATE OF THE OFFER OF THIS NOTE (OR SUCH SHORTER PERIOD OF TIME PERMITTED BY REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”) OR ANY SUCCESSOR PROVISION THEREUNDER), MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (I) TO NON U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, TO THE GUARANTORS OR ANY SUBSIDIARY THEREOF, OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (II) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER THE RESALE RESTRICTION TERMINATION DATE, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR BENEFICIAL INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF.

DIGITAL INTREPID HOLDING B.V.

€750,000,000 1.375% Guaranteed Notes due 2032

Certificate No. 1

Common Code: 242871600

ISIN: XS2428716000

€750,000,000

Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (herein called the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Clearstream Nominees Limited, 11 Westferry Circus, Canary Wharf, London, E14 4HE, United Kingdom, Companies Registration #02253120, or its registered assigns, the principal sum of seven hundred and fifty million euros (€750,000,000), or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Temporary Global Note on the other side of this Note, on July 18, 2032 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the participating member states in the third stage of European Economic and Monetary Union of the Treaty Establishing the European Community as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest annually in arrears on July 18 of each year, commencing July 18, 2022 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1.375%, from July 18, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from January 18, 2022 until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest to Holders of record on the Business Day immediately preceding the applicable interest payment date, in accordance with the terms of the Indenture. The Issuer shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than €3.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Common Safekeeper or its nominee.

Until this Temporary Global Note is exchanged for one or more Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture. The Permanent Global Note to be issued in exchange for this Temporary Global Note in accordance with the Indenture will be substantially in the form of Exhibit A1 to the Indenture. Beneficial interests represented by this Temporary Global Note are exchangeable and transferrable only in accordance with, and subject to, the provisions of the Indenture.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Notes.

Reference is made to the further provisions of this Temporary Global Note set forth on the reverse hereof and the Indenture governing this Temporary Global Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Temporary Global Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture, and effectuated by the entity approved as common safekeeper by Euroclear and/or Clearstream.

This is to certify that “Clearstream Nominees Limited”, 11 Westferry Circus, Canary Wharf, London, E14 4HE, United Kingdom, Companies Registration #02253120 is the registered holder of €750,000,000.

IN WITNESS WHEREOF, the Issuer has caused this Temporary Global Note to be duly executed.

Dated: _________

DIGITAL INTREPID HOLDING B.V.

By:
Name:
Title:	Authorized Person

CERTIFICATE OF AUTHENTICATION

This is the Temporary Global Note described in the within-named Indenture.

Dated: _________	DEUTSCHE BANK LUXEMBOURG S.A., in its capacity as authenticating agent appointed by the Trustee, DEUTSCHE TRUSTEE COMPANY LIMITED

By:
Authorized Signatory

By:
Authorized Signatory

COMMON SAFEKEEPER Effectuated without recourse, warranty or liability as Common Safekeeper

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

DIGITAL INTREPID HOLDING B.V.

€750,000,000 1.375% Guaranteed Notes due 2032

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its €750,000,000 1.375% Guaranteed Notes due 2032 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of January 18, 2022 (herein called the “Indenture”), among the Issuer, the Guarantors and Deutsche Trustee Company Limited, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(e), 6.01(f) and 6.01(g) with respect to the Issuer) occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

The amount of interest payable in respect of this Note for any Interest Period shall be calculated by applying the interest rate to the principal amount of such Note and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Where interest is to be calculated in respect of a period which is equal to or shorter than an Interest Period, the day-count fraction applied to calculate the amount of interest payable in respect of this Note shall follow actual/actual (ICMA) basis and shall be the number of days in the relevant period from (and including) the date from which interest begins to accrue to (but excluding) the date on which it falls due, divided by the number of days in the Interest Period in which the relevant period falls (including the first such day but excluding the last).

The Notes are issuable in fully registered form, without coupons, in minimum denominations of €100,000 principal amount and any integral multiple of €1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

This Temporary Global Note is exchangeable in whole or in part for a Permanent Global Note only (i) on or after the termination of the Restricted Period (as defined in the Indenture) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Temporary Global Note for a Permanent Global Note, the Trustee shall cancel this Temporary Global Note.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Sections 3.01, 3.02 and 3.03 of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of or any premium, if any, or interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantors, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantors, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Temporary Global Note

The following exchanges of a part of this Temporary Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Temporary Global Note	Amount of increase in Principal Amount at maturity of this Temporary Global Note	Principal Amount at maturity of this Temporary Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Common Safekeeper

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Digital Intrepid Holding B.V.

c/o Digital Realty Trust, Inc.

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

United States of America

Email: legalnotices@digitalrealty.com

Attention: General Counsel

Deutsche Trustee Company Limited,

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Re:	€750,000,000 1.375% Guaranteed Notes due 2032

Reference is hereby made to the Indenture, dated as of January 18, 2022 (the “Indenture”), among Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (the “Issuer”), Digital Realty Trust, L.P., a Maryland limited partnership, Digital Realty Trust, Inc., a Maryland corporation, Deutsche Trustee Company Limited, as Trustee and the agents signatory thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note or interest in such Note specified in Annex A hereto, in the principal amount of €___________ in such Note or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Global Note Legend printed on the Global Note or the Definitive Note Legend printed on the Definitive Note, as applicable, and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in [the Temporary Global Note] [a Permanent] Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Global Note Legend printed on the Global Note or the Definitive Note Legend printed on the Definitive Note, as applicable, and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144 or Regulation S. (i) The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Notes and Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act.

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof; or

(c) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904 and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Global Note or Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Global Note Legend printed on the Global Note or the Definitive Note Legend printed on the Definitive Note, as applicable, and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:

Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the Global Note (Common Code _________; ISIN _________), or

(b)	☐ a Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Global Note (Common Code _________; ISIN _________), or

(b)	☐ a Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Digital Intrepid Holding B.V.

c/o Digital Realty Trust, Inc.

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

United States of America

Email: legalnotices@digitalrealty.com

Attention: General Counsel

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Trust & Securities Services

Re: €750,000,000 1.375% Guaranteed Notes due 2032

Reference is hereby made to the Indenture, dated as of January 18, 2022 (the “Indenture”), among Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (the “Issuer”), Digital Realty Trust, L.P., a Maryland limited partnership, Digital Realty Trust, Inc., a Maryland corporation, Deutsche Trustee Company Limited, as trustee, and the agents signatory thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note or interest in such Note specified herein, in the principal amount of €____________ in such Note or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Definitive Notes or Beneficial Interests in a Global Note for Definitive Notes or Beneficial Interests in a Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Global Note to Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note with an equal principal amount, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Definitive Note Legend printed on the Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Definitive Note to beneficial interest in a Global Note. In connection with the Exchange of the Owner’s Definitive Note for a beneficial interest in the a Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Global Note Legend printed on the Global Note and in the Indenture and the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:	______________________

C-2

EXHIBIT D

FORM OF CERTIFICATE OF

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Digital Intrepid Holding B.V.

c/o Digital Realty Trust, Inc.

5707 Southwest Parkway

Building 1, Suite 275

Austin, Texas 78735

United States of America

Email: legalnotices@digitalrealty.com

Attention: General Counsel

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Trust & Securities Services

Re: €750,000,000 1.375% Guaranteed Notes due 2032

Reference is hereby made to the Indenture, dated as of January 18, 2022 (the “Indenture”), among Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (the “Issuer”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Company” or, a “Guarantor”), Digital Realty Trust, Inc., a Maryland corporation (a “Guarantor”), and Deutsche Trustee Company Limited, as trustee, and the agents signatory thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of €____________ aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer, the Guarantors or any of the Company’s Subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in

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accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

Each Guarantor listed below (hereinafter referred to as the “Guarantors”, which term includes any successors or assigns under the indenture, dated the date hereof (the “Indenture”), among the Guarantors, the Issuer (defined below), Deutsche Trustee Company Limited, as Trustee, and the agents signatory thereto) has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment of the principal of and premium, if any, and interest on, the 1.375% Guaranteed Notes due 2032 (the “Notes”) of Digital Intrepid Holding B.V., a private limited liability company organized under the laws of the Netherlands (the “Issuer”), whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the Notes or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise.

The obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, incorporator, stockholder (direct or indirect), member or partner of each Guarantor (or any such successor entity), as such, shall have any liability for any obligations of such Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

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IN WITNESS WHEREOF, each Guarantor has caused this instrument to be duly executed.

Dated: __________

DIGITAL REALTY TRUST, L.P.

By: Digital Realty Trust, Inc. its sole member.
By:

By:
Name:
Title:

DIGITAL REALTY TRUST, INC.
By:

By:
Name:
Title:

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EXHIBIT F

FORM OF CERTIFICATE RE NON-U.S. STATUS

€750,000,000 1.375% Guaranteed Notes due 2032 (the “Notes”) of Digital Intrepid Holding B.V.

This is to certify that, as of the date hereof, €___________ aggregate principal amount of the above-captioned Notes are beneficially owned by non-U.S. person(s). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:	____________________, _______

By:
As, or as agent for, the beneficial owner(s) of the Notes to which this certificate relates

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EXHIBIT G

[FORM OF DEPOSITARY’S CERTIFICATE]

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

€750,000,000 1.375% Guaranteed Notes due 2032 (the “Notes”) of Digital Intrepid Holding B.V.

Pursuant to Section 2.02(a)(i) of the Indenture (defined below), this is to certify that, with respect to €___________ aggregate principal amount of the above-captioned Notes, which constitutes 100% of the aggregate principal amount of such Notes, we have received in writing, by tested telex or by electronic transmission, from member organizations whose names appear in our records as persons being entitled to a portion of the principal amount of Notes set forth above (our “Member Organizations”), certifications with respect to such portion, substantially to the effect set forth in Exhibit F to the Indenture, dated as of January 18, 2022 (the “Indenture”), among Digital Intrepid Holding B.V., Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Deutsche Trustee Company Limited.

We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: ____________________, _____

Yours faithfully,
CLEARSTREAM BANKING, S.A.

By:
CLEARSTREAM BANKING, S.A.

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EXHIBIT H

New Safekeeping Structure Duties

The Issuer and each Agent will comply with the following provisions:

1.

The Paying Agent will inform each of Euroclear and Clearstream (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Notes (the “CSP”), of the initial issue outstanding amount (and as subsequently marked up or down in accordance with the following provisions, the “IOA”) for the Notes on or prior to the Closing Date.

2.

The Issuer authorizes and instructs the Paying Agent to (i) cause interests in the Temporary Global Notes to be exchanged for interests in the Permanent Global Notes and interests in a Global Note to be exchanged for Definitive Notes in accordance with the terms of this Indenture and (ii) instruct the ICSDs to make appropriate entries in their records to reflect such exchanges from time to time.

3.

Upon the issuance of a subsequent tranche or any additional series of Notes under this Indenture in accordance with its terms, the Paying Agent, on behalf of the Issuer, will instruct the ICSDs to make appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Notes or additional series of Notes.

4.

If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the records of the ICSDs reflecting the IOA of the Notes remain at all times accurate.

5.

The Paying Agent will at least once every month perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

6.	The Paying Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of the Notes.

7.	The Paying Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes.

8.

The Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

9.	The Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

10.	The Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

11.	The Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment due under the Notes when due.

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